Exhibit 10.2

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (the “Second Amendment”) is made as of the 12th day of September 2013 (the “Effective Date”) by and between RB KENDALL FEE, LLC (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.            Reference is made to a certain Lease dated August 24, 2012, by and between Landlord and Tenant, as amended by First Amendment of Lease dated March 18, 2013, (the “Lease”), demising approximately 31,747 rentable square feet of space on a portion of the second floor (2nd) of Building 600/650/700 (the “2nd Floor Space”); approximately 4,773 rentable square feet of space on the fourth (4th) floor of Building 650/700 ( the “Additional Space”); approximately 30,626 rentable square feet of space on the fourth (4th) floor of Building 600/700 ( the “4th Floor Space”); approximately 7,245 rentable square feet of space on the mezzanine level of Building 700 (the “Mezzanine Space”); approximately 8,437 rentable square feet of space on the first (1st) floor of Building 600 (the “1st Floor Space”); approximately 8,763 rentable square feet of space located on the fourth (4th) floor of Building 700 (the “Expansion Space I”); approximately 3,388 rentable square feet of space located on the fourth (4th) floor and the fourth (4th) floor mezzanine of Building 650 (the “Expansion Space II”); an area in the basement of the Building containing approximately 132 rentable square feet (“Basement Premises”);  approximately 491 rentable square feet of space on the first (1st) floor of the Building 600/650/700 (the “Chemical Storage Space”) and approximately 2,922 rentable square feet of space in the basement of Building 600/650/700 (the “Storage Space”); approximately 10,608 rentable square feet of space located on the fifth (5th) floor of Building 600 (the “Expansion Space III”); approximately 8,155 rentable square feet of space located on the second (2nd) floor of Building 600 (the “600 Expansion Space”); approximately 784 rentable square feet also located on the second (2nd) floor if Building 600 (the “Hallway Space”) and approximately 249 rentable square feet of space located on the first (1st) floor of Building 600 (the “Additional 1st Floor Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”).  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.            Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.            Landlord and Tenant want to expand the premises demised under the Lease to include approximately 3,617 rentable square feet of additional space located on the fifth (5th) floor of Building 600 within the Complex, as shown hatched on Exhibit A-1 (the “Expansion Space IV”), and to further to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and amend the Lease as follows:

1.             Expansion Space IV.  Effective as of the date Landlord delivers the Expansion Space IV with the Phase I Landlord’s Work (defined below) complete (such date being referred to as the “Expansion Space IV Delivery Date”), the Expansion Space IV shall be deemed added to and incorporated into the Premises demised under the Lease.  As of the Expansion Space IV Delivery Date,

all references to the Premises in the Lease shall include the Expansion Space IV and all references to Exhibit 2 in the Lease shall be deemed to include and refer to Exhibit A-1 of this Second Amendment as well, as applicable.  The Expansion Space IV shall be delivered to Tenant free of all tenants, occupants, personal property, trade fixtures and equipment, decommissioned in accordance with applicable laws and with all base Building systems (including, without limitation, the HVAC and MEP systems) serving the Expansion Space IV in good working order and, except as otherwise set forth herein with respect to Landlord’s completion of the Landlord’s Work (as defined below), shall be delivered to Tenant in “as-is”, “where-is” condition without any warranty of fitness for use or occupancy, expressed or implied, except as expressly set forth herein.  Except for Landlord’s Work (as defined below), Tenant agrees that Landlord has no work to perform in or on the Expansion Space IV to prepare same for Tenant’s use and occupancy.

2.             Term.  The term of the Lease with respect to the Expansion Space IV shall commence on the Expansion Space IV Delivery Date and expire on June 30, 2019, unless otherwise terminated or extended pursuant to the terms and conditions of the Lease.  Upon the request of Landlord, Tenant shall execute a written agreement confirming the Expansion Space IV RCD (as defined below).

3.             Early Access.  Tenant shall have the right to enter the Expansion Space IV after the Effective Date of this Second Amendment during normal business hours and without payment of rent but with prior notice to the Building property manager, to commence construction of a 10’ x 12’  electrical room to serve a new generator that is part of the Expansion IV Improvements, provided such entry must be coordinated so as not to interfere with the completion of Landlord’s Work (as hereinafter defined) and further provided that such work is completed in accordance with the terms of the Lease and this Second Amendment.  Any such right of entry shall be subject to all provisions of the Lease (except for payment of rent), and any entry hereunder shall be at the risk of Tenant.  Prior to entering the Expansion Space IV, Tenant shall obtain all insurance Tenant is required to obtain under the Lease as to the Expansion Space IV and shall provide certificates of said insurance to Landlord.  Tenant shall also have the non-exclusive right to use the freight elevators during the construction of Tenant’s Work in the Expansion Space IV subject to reasonable rules and regulations from time to time made by Landlord, including reasonable advanced notice and scheduling.

4.             Yearly Rent.  (a) The Yearly Rent for the Expansion Space IV during the term shall be payable in the amounts set forth in the table below, in accordance with the terms of the Lease and shall be in addition to all other amounts due and payable by Tenant pursuant to the Lease, including Yearly Rent for the balance of the Premises.  Tenant’s obligation to pay Yearly Rent, Taxes and Operating Costs for the Expansion Space IV shall commence on the date that is the earlier of (a) the date on which Tenant has an employee population (meaning an aggregate of full time and part time employees) working within Expansion Space III and Expansion Space IV greater than 74% of the employee population for which the combined Expansion Space III and Expansion Space IV were designed (meaning 43 employees) or (b) January 1, 2014 (such earlier date being the “Expansion Space IV RCD”).  Tenant shall provide Landlord with prompt written notice when the 74% threshold is met.

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
Expansion Space IV RCD through April 30, 2016	$169,999.00	$14,166.58	$47.00
May 1, 2016 through April 30, 2017	$173,616.00	$14,468.00	$48.00
May 1, 2017 through April 30, 2018	$177,233.00	$14,769.42	$49.00
May 1, 2018 through June 30, 2019	$180,850.00	$15,070.83	$50.00

(b)           Effective as of the Expansion Space IV RCD, Article 6 of Exhibit 1 of the Lease is hereby modified by deleting in its entirety therefrom the rental table for Expansion Space III, and by replacing it with the following:

Expansion Space III

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
Expansion Space IV RCD – April 30, 2014	$456,500.00	$38,041.67	$44.00
May 1, 2014 – April 30, 2015	$466,875.00	$38,906.25	$45.00
May 1, 2015 – April 30, 2016	$477,250.00	$39,770.83	$46.00
May 1, 2016 – April 30, 2017	$487,625.00	$40,635.42	$47.00
May 1, 2017 – April 30, 2018	$498,000.00	$41,500.00	$48.00
May 1, 2018 – June 30, 2019	$508,375.00	$42,364.58	$49.00

5.             Landlord’s Work.  Landlord shall, at Landlord’s sole cost and expense, complete the demising and other work in the Expansion Space IV described in Exhibit B-1 attached hereto in a good and workmanlike manner (collectively, the “Landlord’s Work”).  Landlord shall use commercially reasonable and diligent efforts to complete Phase I Landlord’s Work (as designated on Exhibit B-1) as soon as reasonably practicable following the execution of this Second Amendment, it being agreed that the target date for completion of the Phase 1 Landlord’s Work is the date that is four (4) weeks following the date of this Second Amendment (the “Phase 1 Target Date”).  Landlord shall use commercially reasonable and diligent efforts to complete (a) the Phase II Landlord’s Work (as designed on Exhibit B-1)

by the date that is Work no later than eight (8) weeks following the date Landlord receives Tenant’s final specifications and requirements necessary for the completion of such work (the “Phase II Target Date”), (b) the Phase III Landlord’s Work (as designated on Exhibit B-1) by the date that is no later than twenty (20) weeks following the date Landlord receives Tenant’s final specifications and requirements necessary for the completion of such work (the “Phase III Target Date”), and (c) the Phase IV Landlord’s Work (as designated on Exhibit B-1) by the date that is no later than the date Tenant occupies the Expansion Spaces IV for business purposes (the “Phase IV Target Date”).  If Landlord fails to complete any Phase of the Landlord’s Work in accordance with the terms of this Second Amendment on or before the Respective Target Date set forth above (except if due to delays caused by Tenant or its contractors), then the Expansion Space IV RCD shall be delayed one (1) day for each day by which the completion of Landlord’s Work extends beyond such Target Date.

6.             Tenant’s Improvements; Landlord’s Contribution.  (a) Tenant plans to complete certain Tenant’s leasehold improvements to the Expansion Space IV (the “Expansion IV Improvements”) in accordance with the terms and conditions of the Lease (as amended hereby).  In connection with the Expansion IV Improvements, the Landlord’s Contribution (as defined in Section 4.2B of the Lease) is hereby increased by $542,550.00 ($150.00 per rentable square feet of the Expansion Space IV) in the aggregate toward the cost of the design and construction of Expansion IV Improvements and/or the cost of ongoing or future improvements in any portion of the Premises.  The increased Landlord’s Contribution amount described herein shall be paid, and requests therefor shall be made, in the manner provided in Section 4.2 of the Lease with regard to the balance of the Landlord’s Contribution, and shall otherwise be treated in the same manner as the Landlord’s Contribution as described in the Lease except that Section 4.2.D (iii) is inapplicable to the increased Landlord’s Contribution described herein and Tenant shall have no right to requisition any portion of the increased Landlord’s Contribution described herein after December 31, 2016.

(b)           The Expansion IV Improvements shall be effected in accordance with the terms and conditions of the Lease, including but not limited to Section 4.2A and Articles 11, 12 and 13.  Without limiting the foregoing, Tenant shall obtain Landlord’s prior written consent for all of the Expansion IV Improvements (and Plans and Specifications therefor [as defined below]), and the contractors, engineers, architects, technicians and mechanics effecting same, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be responsible for the preparation of construction plans and specifications, including but not limited to architectural, mechanical, electrical, plumbing, life-safety and other Building systems and interfaces therewith (collectively, the “Plans and Specifications”), and any specialty engineering necessary for the completion of the Expansion IV Improvements, all of which shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be entitled to deduct from Landlord’s Contribution all direct, reasonable third party out-of-pocket expenses incurred by Landlord in reviewing and approving the Plans and Specifications following delivery of detailed invoices for same to Tenant.  Any work to be completed by Tenant in or on the Expansion Space IV shall be performed in accordance with the terms and conditions of the Lease.

7.             Rentable Area and Tenant’s Proportionate Shares.

(a)           Effective as of the Expansion Space IV RCD, Article 2 of Exhibit 1, Sheet 1 is amended to change the rentable area of Expansion Space III to 10,375 rentable square feet.

(b)           Effective as of the Expansion Space IV RCD, Article 9 of Exhibit 1, Sheet 1 is amended to provide that (i) Tenant’s Proportionate Common Area Share for the Expansion Space III is changed to 1.62% and (ii) Tenant’s Proportionate Building Share for the Expansion Space III is changed to 4.59%.

(c)           Effective as of the Expansion Space IV RCD, Article 9 of Exhibit 1, Sheet 1 is amended to provide that (i) Tenant’s Proportionate Common Area Share for the Expansion Space IV is 0.56% and (ii) Tenant’s Proportionate Building Share for the Expansion Space IV shall be 1.60%.

8.             Utilities.  Commencing on the Expansion Space IV Delivery Date, Tenant shall pay the cost for its use of utilities in the Expansion Space IV including the consumption of electricity for plugs, lights and heat pumps (if applicable), which consumption is separately metered, either directly to the company or as billed by Landlord.

9.             Additional Security Deposit.  Upon the execution of this Second Amendment by Tenant, Tenant shall deliver to Landlord an amendment to the existing Letter of Credit being held by the Landlord under the Lease increasing the amount under the Letter of Credit by $15,642.66 for a total Letter of Credit amount of $583,831.21 or deliver a Substitute Letter of Credit (as defined in Section 29.13 of the Lease) in an amount equal to $583,831.21 representing the combined security amount required under the Lease and this Second Amendment.

10.          Brokers.  Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this First Amendment other than Colliers International New England LLC and Cassidy Turley FHO (collectively, the “Broker”) and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this First Amendment, other than the Broker, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

11.          Reaffirmation.  In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF the parties hereto have executed this Second Amendment to Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC		MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Robert L. Beal	By:	/s/ Jeffrey A. Munsie
	Robert L. Beal, its authorized signatory	Name: Jeffrey A. Munsie
Title: Vice President and General Counsel

EXHIBIT A-1, FIRST AMENDMENT

LEASE PLAN FOR EXPANSION SPACE IV

ONE KENDALL SQUARE
CAMBRIDGE, MASSACHUSETTS

LEASE PROPOSAL
JUNE 21, 2013
PAGE 3

OPTION C
PROPOSED LEASED PREMISES
AUGUST 20, 2012
BUILDING 600/650/700 FIFTH FLOOR - ONE KENDALL SQUARE
EXIT ACCESS CORRIDOR

EXHIBIT B-1, FIRST AMENDMENT

LANDLORD’S WORK

(see attached five pages)

ONE KENDALL SQUARE
WHERE GREAT IDEAS BEGIN...

MERRIMACK EXPANSION SPACE IV
BUILDING 600
5th Floor (3,617 rsf)

DESCRIPTION:	*RESPONSIBILITY ALLOCATION*		
	LANDLORD	*TENANT*	
HEATING, VENTILATION, AIR CONDITIONING:			
Temperature control is provided by Heat Pumps fed with a tempered glycol loop. The glycol loop is tempered by two Base Building hot water boilers and cooling towers	X		PHASE 1
Glycol loop pipe risers and floor mains in Tenant Premises	X		PHASE 1
Glycol loop pipe distribution tie-ins within Tenant Premises		X	
Purchase of Heat Pump units (two 5-ton units) within Tenant Premises. (Quantity based upon 1 ton per 400 rsf)	X		PHASE 2
Installation and Distribution of Heat Pump units supplied by Landlord within Tenant Premises.		X	
Boilers and/or Electric Reheat coils within Tenant Premises		X	
Building Management System (BMS) for common areas and Landlord Infrastructure, which includes Heat Pumps and Condenser Water Loop that support common areas	X		PHASE 1
BMS (compatible with Landlord's system) within Tenant Premises and Tenant Infrastructure, which includes but is not limited to Dedicated MUA Unit, Dedicated Boiler, hot water/chilled water pumps, Server Room HVAC, etc.)		X	
Purchase and Drop of MUA Package Unit located on the roof. Unit will provide up to 1.5 CFM per SF of 100% outdoor air to the lab portion of the Tenant's Premises. Lab portion of the premises is anticipated to be 50%. (MAX2,700CFM) Any additional CFM= Tenant cost *Note: Per Restated Lease dated 8/24/12, Tenant was provided 17,060CFM for their Expansion Space. To date, LL has provided 15,000CFM to Tenant for use on the 4th Fl. Tenant has 2,060CFM remaining which can be allocated for the 5th Floor expansion Space III or IV.	X		PHASE 3
Supply air duct distribution system including but not limited to; VAV boxes, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X	
Laboratory exhaust fans located on roof		X	
Vertical exhaust air duct risers located in shaft		X	
Exhaust air duct distribution, equipment connections, insulation, dampers, hangers, etc. within Tenant Premises		X	
Ventilation system for Base Building electrical closets	X		PHASE 1
Ventilation system for electrical closets within Tenant Premises		X	
Sound attenuation for MUA Unit on roof to comply with Cambridge Noise Ordinance as needed	X		PHASE 3
Sound attenuation for Tenant equipment to comply with Cambridge Noise Ordinance as needed		X	
Tenant Server Room HVAC (if needed)		X	
PLUMBING			
Domestic water service with backflow prevention and Base Building risers	X		PHASE 1
Domestic water distribution within Tenant Premises		X	
Tenant Metering and sub-metering at Tenant connection		X	
Sanitary waste and vent service risers	X		PHASE 1
Non-potable Hot water generation for Tenant Use		X	
Lab air compressor system for Tenant Use		X	
Compressed air pipe distribution in Tenant Premises for specific points of use		X	
Lab vacuum system for Tenant Use		X

MERRIMACK EXPANSION SPACE IV
BUILDING 600
5th Floor (3,617 rsf)

DESCRIPTION:	*RESPONSIBILITY ALLOCATION*		
Lab vacuum pipe distribution in Tenant Premises for specific points of use		X	
Tepid water generator		X	
Tepid water pipe distribution in Tenant Premises		X	
RODI water generator		X	
RODI water pipe distribution in Tenant Premises for specific points of use		X	
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X	
ELECTRICAL:			
Electrical utility service to switchgear in basement electrical room	X		PHASE 1
Provide an additional 200amps to the existing 800amp bus tap provided in Expansion Space I, II, III at 480v 3-phase for Tenant Premises and all associated equipment. Provide Energenix Meter for 200amp service.	X		PHASE 1
Allocation of bus power for Tenant use (w/sf): 25 watts/sf	X		PHASE 1
Generator for Tenant Use		X	
Standby power distribution within Tenant Premises		X	
Lighting and power distribution for Tenant Premises		X	
Common area life safety emergency lighting/signage	X		PHASE 1
Tenant Premises life safety emergency lighting/signage		X	
Tenant panels and transformers		X	
All distribution/tie-in's from generators to tenant premises		X	
NATURAL GAS:			
Natural gas service to Building (up to 200,000 BTU) *Note: Restated Lease stated 2,000,000 MBH, was a typo, agreed it is 2,000,000BTU	X		PHASE 1
Natural gas service to Premises and to Tenant Generator		X	
Natural Gas service and pressure regulator for Tenant equipment		X	
Natural gas piping from Tenant meter to Tenant Premises or Tenant Equipment areas		X	
Natural gas pipe distribution within Tenant Premises		X	
Natural gas pressure regulator vent pipe riser from valve location through roof as needed		X	
FIRE PROTECTION:			
Fire Service entrance including fire department connection, alarm valve, and flow protection	X		PHASE 1
Primary distribution and sprinkler heads adequate to support ordinary hazard (with upturned heads)	X		PHASE 1
All run outs, drop heads, and related equipment within Tenant Premises		X	
Modification of sprinker piping and head locations to suite Tenant layout and hazard index		X	
Fire extinguisher cabinets at common areas	X		PHASE 1
Fire extinguisher cabinets in Tenant Premises		X	
Base Building fire alarm system with devices in common areas	X		PHASE 1
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X	
Alteration to fire alarm system to facilitate Tenant program, subject to Landlord review and approval		X	
Fire proofing of all the mechanical shafts, structural steel and corrugated metal flooring above the Expansion Premises as required by code.	X		PHASE 1
COMMON AREAS:			
Accessible Main Entrance	X		PHASE 1
First Floor renovated lobby	X		PHASE 1
Upper level elevator lobbies on floors with multiple Tenants	X		PHASE 1
Common Area restrooms	X		PHASE 1
Janitors closets in common areas	X		PHASE 1
Electrical closets in common areas	X		PHASE 1

MERRIMACK EXPANSION SPACE IV BUILDING 600 5th Floor (3,617 rsf)			
DESCRIPTION:	*RESPONSIBILITY ALLOCATION*		
IDF connected to secondary demarcation room	X		
Primary demarcation room	X		
Loading Dock area	X		
Doors, frames, and hardware at common areas	X		
Five (5) hydraulic passenger elevators with 2,500 lb. capacity	X		PHASE 1
Two (2) hydraulic freight elevator with 4,000 lb. capacity	X		PHASE 1
TENANT AREAS:			
Demising costs - including demising walls, power and other utility separation and the creation of any building common areas or corridors	X		PHASE 1- ALL DEMISING/SEPERATIONPHASE 4- FINISHES OF COMMON AREA/CORRIDOR
Repair / replace any failed glass/broken windows in Expansion Space IV.	X		PHASE 3
Floor repairs / leveling where needed	X		PHASE 1
Inside face of exterior walls - slab-to-slab insulation and sheetrock, window sills		X	
Finishes at inside face of exterior walls		X	
Demolition and removal of existing improvements and obsolete components including HVAC equipment, ducting and piping in Expansion Space IV	X		PHASE 1
Demolition and removal of all unused and/or obsolete components located in existing vertical shafts that serve Expansion Space IV	X		PHASE 1
Electrical closets within Tenant Premises		X	
Tel/data rooms for interconnection with Tenant tel/data		X	
Tenant Kitchen areas		X	
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, etc.		X	
Fixed or moveable casework		X	
Laboratory Equipment including but not limited to biosafety cabinets, autoclaves, glass washers		X	
Chemical Fume Hoods		X	
Shaft enclosures for Base Building systems' risers	X		PHASE 1
Shaft enclosures for Tenant risers		X	
Furnish and install Building standard blinds for all exterior windows	X		PHASE 4
Interior Window Treatments		X	
TELEPHONE / DATA:			
Underground local exchange carrier service to primary demarcation room in basement	X		PHASE 1
Service from primary demarcation room to secondary demarcation room	X		PHASE 1
Intermediate distribution frame rooms in Tenant Premises		X	
Pathways from secondary demarcation room to intermediate distribution frame rooms, where applicable		X	
Tenant tel/data rooms		X	
Pathways from secondary demarcation room directly into Tenant tel/data rooms		X	
Tel/data cabling from secondary demarcation room to intermediate distribution frame rooms		X	
Tel/data cabling from secondary demarcation room to Tenant tel/data rooms		X	
Fiber optic service for Tenant use		X	
Tel/data infrastructure including but not limited to servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X	
Provisioning of circuits and service from service providers		X	
Audio visual systems and support		X	
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X